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                      SECOND AMENDMENT TO SUPPLY AGREEMENT

         THIS SECOND AMENDMENT ("Second Amendment") is entered into as of the 20th day of June, 2000 (the "Effective Date") by and between DUSA PHARMACEUTICALS, INC. ("DUSA"), a corporation organized and existing under the laws of the State of New Jersey, USA, whose principal offices are at 25 Upton Drive, Wilmington, Massachusetts, 01887, U.S.A., and SOCHINAZ S.A. ("SOCHINAZ"), a corporation registered under the laws of the Canton of Valais, Switzerland, whose principal offices are at 22, rte du Simplon, CH-1895 Vionnaz, Switzerland.

         WHEREAS, DUSA and SOCHINAZ entered into a Supply Agreement, dated December 24, 1993, which was amended pursuant to the First Amendment to Supply Agreement, dated July 7, 1994 (collectively the "Agreement"), pursuant to which SOCHINAZ sells to DUSA and DUSA purchases from SOCHINAZ, a porphyrin precursor generally known as 5-aminolevulinic acid ("ALA") meeting certain specifications (the "Product"); and

         WHEREAS, pursuant to the Agreement, SOCHINAZ is required to manufacture the Product in accordance with the current Good Manufacturing Practices ("cGMP") established by the United States Food and Drug Administration (the "FDA"); and

         WHEREAS, DUSA believes that in consideration of the parties agreement to amend the terms and conditions of the Agreement for the purpose of providing DUSA with an option to renew the Agreement after the expiration of the Term specified in the Agreement and to correct certain typographical and clerical errors contained within the Agreement, and it is in its best interests of both parties to reimburse SOCHINAZ for a portion of the costs SOCHINAZ incurred to bring its manufacturing facility into compliance with cGMP, under the terms of this Second Amendment.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

         1. DUSA shall pay to SOCHINAZ an aggregate of $1.0 Million U.S. Dollars, as follows:

                  (a) $250,000 in cash, by wire transfer of immediately available funds to Credit Suisse - CH - 1870 Monthey / Account No.: 192649-42-780 / SWIFT CRESCHZZ18L; and


                  (b) DUSA shall issue to SOCHINAZ that number of shares of DUSA common stock, no par value, (hereinafter referred to as the "Shares") having, as of the Effective Date, a fair market value of $750,000, the actual number of Shares and the terms and conditions of such issuance to be set forth in a certain Stock Subscription Agreement being entered into by the parties contemporaneously with the signing of this Second Amendment.


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         2.       Sections 2.3, 2.4 and 2.5 of the Agreement, which currently begin "Notwithstanding Paragraph 2.2 above...", shall be amended to correctly refer to Paragraph 2.1, as follows: "Notwithstanding Paragraph 2.1 above..."

         3. Section 6.2 of the Agreement, which in relevant part currently states " ... SOCHINAZ is unable to supply DUSA's requirement of Products. Products hereunder in which case DUSA...", shall be amended, deleting the repetition of the word Products, as follows: " ... SOCHINAZ is unable to supply DUSA's requirement of Products hereunder in which case DUSA...".

         4. Section 9.1 shall be amended to state as follows: "This Agreement shall have an initial term of five (5) years from the date the Product is first approved for any therapeutic use by the U.S. Food and Drug Administration (i.e., December 3, 1999) unless sooner terminated in accordance with Section 9.2 or 9.3 below. DUSA shall have an option to renew this Agreement on the same terms and conditions for a period of three (3) additional years, provided that DUSA notifies SOCHINAZ no later that June 3, 2003 of its intention to renew this Agreement."

         5. Except as expressly provided in this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. The execution, delivery, and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of DUSA or SOCHINAZ under the Agreement.

         IN WITNESS WHEREOF, the parties execute this Agreement.


SOCHINAZ S.A.                               DUSA PHARMACEUTICALS, INC.



By:   /s/ Christian A. Borgeaud             By:   /s/ D.Geoffrey Shulman, MD
      -------------------------             -----------------------------------
      Christian A. Borgeaud                 D. Geoffrey Shulman, MD, FRCPC
      Chief Executive Officer               President & Chief Executive Officer